As filed with the Securities and Exchange Commission on April 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THIRD COAST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	46-2135597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bart O. Caraway

Chairman, President and Chief Executive Officer

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael G. Keeley, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-3906

(214) 855-8200 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 18, 2025

PROSPECTUS

Third Coast Bancshares, Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $150,000,000, or the foreign currency equivalent thereof.

When we offer securities under this registration statement, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock, par value $1.00 per share (“common stock”), is listed for trading on the Nasdaq Global Select Market under the symbol “TCBX.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.

Investing in the securities involves certain risks. See “Risk Factors” on page 6 of this prospectus and, if any, in the applicable prospectus supplement. You should also review the “Risk Factors” discussed in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in the other documents we file from time to time with the Securities and Exchange Commission for a discussion of certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission, nor any other state securities commission nor any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered securities are not deposits, savings accounts or other obligations of any bank or savings association. The offered securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, all references in this prospectus to “Third Coast,” the “Company,” “we,” “us,” and “our” mean Third Coast Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries, references in this prospectus to the “Bank” mean Third Coast Bank, a Texas banking association and our wholly owned bank subsidiary, and references in this prospectus to “TCCC” mean Third Coast Commercial Capital, Inc., a Texas corporation and wholly owned subsidiary of the Bank.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement when deciding whether to invest in the securities offered hereby. We have not authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIRD COAST BANCSHARES, INC.

We are a bank holding company with headquarters in Humble, Texas that operates through our wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiary, TCCC. We focus on providing commercial banking solutions to small and medium-sized businesses and professionals with operations in our markets. Our market expertise, coupled with a deep understanding of our customers’ needs, allows us to deliver tailored financial products and services. We currently operate eighteen branches in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets, and one branch in Detroit, Texas. As of December 31, 2024, we had, on a consolidated basis, total assets of $4.94 billion, total loans of $3.97 billion, total deposits of $4.31 billion and total shareholders’ equity of $460.7 million.

Our principal executive offices are located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338. Our phone number is (281) 446-7000 and our website address is www.thirdcoast.bank. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our Internet website address is www.thirdcoast.bank. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our securities, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders filed with the SEC on April  17, 2025, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on March 20, 2025 and April 7, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 5, 2021, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Third Coast Bancshares, Inc.

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward looking terminology including “may,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “should” or other similar words.

Forward-looking statements are not guarantees of performance. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include those described under “Risk Factors” in Item 1A and elsewhere in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, and, among others, interest rate risk and fluctuations in interest rates, market conditions and economic trends generally and in the banking industry, our ability to maintain important deposit relationships, our ability to grow or maintain our deposit base, our ability to implement our expansion strategy, our geographic concentration in the Greater Houston market, Dallas-Fort Worth market, and Austin-San Antonio market, changes in the economy affecting real estate values and liquidity, changes in value of the collateral securing our loans, credit risk associated with our business, credit risks associated with our real estate and construction lending, the adequacy of our allowance for credit losses, the amount of nonperforming and classified assets that we hold, our borrowers’ ability to repay loans, the risk of fraud related to our asset-based lending and commercial finance products, additional debt or future issuances of new debt securities or preferred stock, our ability to raise additional capital in the future, changes in key management personnel, the accuracy of the valuation techniques we use in evaluating collateral, competition from financial services companies and other companies that offer banking services, systems failures, fraudulent activity, interruptions or data breaches involving our information technology and communications systems of third parties, natural disasters and other catastrophes, changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters, the rise of Artificial Intelligence as a commonly used resource in banking, monetary policies and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the sustainment of an active, liquid market for our common stock, and fluctuations in the market price of our common stock.

Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicted in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, which may include:

•	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

•	contributions of capital to the Bank to support its growth, enabling it to continue to satisfy its regulatory capital requirements;

•	financing of acquisitions of financial institutions; and/or

•	refinancing, reduction or repayment of debt.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities that we may offer. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update, or change the terms and conditions of the securities as described in this prospectus. This summary is qualified by reference to the applicable provisions of the Texas Business Organizations Code (which we refer to as the TBOC), our First Amended and Restated Certificate of Formation (which we refer to as our certificate of formation), and our First Amended and Restated Bylaws (which we refer to as our bylaws), each as amended and as may be further amended from time to time. You are urged to read those documents carefully. Copies of our certificate of formation and bylaws are incorporated by reference into this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

DESCRIPTION OF COMMON STOCK

The following is a summary of our common stock and certain terms of our certificate of formation and our bylaws. This discussion summarizes some of the important rights of our shareholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. The descriptions herein are qualified in their entirety by reference to our certificate of formation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We are incorporated in the state of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect as of the date of this prospectus). The terms of our common stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas.

Our certificate of formation authorizes us to issue up to 54,500,000 shares of capital stock, consisting of 50,000,000 shares of common stock, 3,500,000 shares of non-voting common stock, par value $1.00 per share (“Non-Voting Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share, of which 69,400 shares are designated as Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), and 69,400 shares are designated as Series B Convertible Perpetual Preferred Stock, par value $1.00 per share (“Series B Preferred Stock”). As of April 14, 2025, 13,825,286 shares of our common stock were issued and outstanding, 69,400 shares of our Series A Preferred Stock were issued and outstanding, no shares of our Series B Preferred Stock were issued and outstanding, and no shares of our Non-Voting Common Stock were issued and outstanding. The outstanding shares of common stock include 83,821 shares of restricted stock subject to vesting. In addition, as of April 14, 2025, options to purchase 902,500 shares of our common stock were outstanding under our equity incentive plans and warrants to purchase 175,000 shares of our common stock (or, at the election of the warrant holder in accordance with the terms of the warrant agreement, 3,937 shares of Series B Preferred Stock or 175,000 shares of Non-Voting Common Stock) were outstanding. The authorized but unissued shares of our capital stock may be issued from time to time as authorized by our board of directors without the approval of our shareholders, except as otherwise provided by governing law, rule or regulation or as set forth in our certificate of formation from time to time.

Voting

Each holder of our common stock is entitled to one vote for each share held of record on all matters on which shareholders generally are entitled to vote, except as otherwise required by law. Rights of common stock to vote on certain matters may be subject to the rights and preferences of the holders of any outstanding shares of any preferred stock that we may issue. Our certificate of formation expressly prohibits cumulative voting. If a quorum exists, action on any matter, except the election of directors in a Contested Election (as defined below), by a voting group shall be approved by the affirmative vote of a majority of the votes cast, unless our certificate of formation, our bylaws, or applicable law require a greater number of affirmative votes. If, as of the record date for a meeting of shareholders for which directors are to be elected, the number of nominees for election of directors exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present shall be elected.

Dividends and Other Distributions

Subject to certain regulatory restrictions and to the rights of any holders of our preferred stock that may be outstanding and any other class or series of stock having a preference as to dividends over the common shares then outstanding, and any other rights of shareholders provided in our certificate of formation, dividends may be paid on the shares of common stock out of assets legally available for dividends, but only at such times and in such amounts as our board of directors shall determine and declare. Subject to applicable law, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to receive, ratably in proportion to the number of shares held by them, all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock and any other class or series of stock having a preference over the common shares then outstanding, and any other rights of shareholders provided in our certificate of formation.

Preemptive Rights

Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.

Liquidation Rights

Subject to applicable law, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to receive, ratably in proportion to the number of shares held by them, all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock and any other class or series of stock having a preference over the common shares then outstanding, and any other rights of shareholders provided in our certificate of formation.

Conversion

Holders of our common stock have no conversion rights or other subscription rights.

Other

There are no other redemption or sinking fund provisions that are applicable to our common stock.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of our directors or management. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, which we refer to herein as the Texas Business Combination Law. This law provides that a Texas corporation that qualifies as an “issuing public corporation” (as defined in the Texas Business Combination Law) may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is a shareholder who is, or was, during the prior three years, the beneficial owner of 20% or more of the corporation’s voting shares. The prohibition on certain transactions with such affiliated shareholders extends for a three-year period from the date such shareholder first becomes an affiliated shareholder. These prohibitions do not apply if:

•

the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•

the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

As we currently have more than 100 shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•

the business combination of an issuing public corporation where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law, or its certificate of formation or bylaws have been amended by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

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a business combination of an issuing public corporation with its wholly owned subsidiary, if the subsidiary is a Texas entity and not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the issuing public corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. As a result, the Texas Business Combination Law may prevent a non-negotiated merger or other business combination involving us, even if such a merger or combination would be beneficial to our shareholders.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our certificate of formation and our bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our common stock and the removal of our incumbent board of directors or management. These provisions:

•	empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

•	include a classified board of directors, with directors of each class serving a three-year term;

•	eliminate cumulative voting in elections of directors;

•	provide our board of directors with the exclusive right to alter, amend or repeal our bylaws or to adopt new bylaws;

•	require the request of holders of at least 50.0% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

•

require any shareholder derivative suit or shareholder claim against an officer or director of breach of fiduciary duty or violation of the TBOC, certificate of formation, or bylaws to be brought in Harris County in the State of Texas, subject to certain exceptions as described below in “—Exclusive Forum”;

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require shareholders that wish to bring business before annual or special meetings of shareholders, or to nominate candidates for election as directors at annual or special meetings of shareholders, to provide timely advanced notice of their intent in writing; and

•

enable our board of directors to increase, at any annual, regular or special meetings of directors, the number of persons serving as directors and to fill up to two vacancies created as a result of the increase by a majority vote of the directors between two successive annual shareholder meetings.

Our bylaws may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures for advance notice are not followed, or of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our shareholders.

Classified Board of Directors

Our board of directors is currently composed of eleven directors. Pursuant to our certificate of formation, our board of directors is classified into three classes, Class A, Class B and Class C, with members of each class serving a three-year term. The classification of our board of directors promotes continuity and stability of our business strategies and management; however, it also makes it more difficult for our shareholders to change a majority of our directors given that it will generally take a minimum of two annual elections for this to occur.

Exclusive Forum

Our bylaws require that, unless we consent in writing to the selection of an alternative forum, any state court located in Harris County in the State of Texas, or a Harris County State Court, shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its shareholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the TBOC, our certificate of formation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, and, if brought outside of Texas, the shareholder bringing the suit will be deemed to have consented to service of process on such shareholder’s counsel, except for, as to each of (i) through (iv) above, any action (A) as to which the Harris County State Court determines that there is an indispensable party not subject to the jurisdiction of the Harris County State Court (and the indispensable party does not consent to the personal jurisdiction of the Harris County State Court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Harris County State Court, (C) for which the Harris County State Court does not have subject matter jurisdiction, or (D) arising under the Securities Act, as to which the Harris County State Court and the United States District Court for the Southern District of Texas, Houston Division shall have concurrent jurisdiction.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and the exclusive forum provision of our bylaws does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such an exclusive forum provision as written in connection with claims arising under the Securities Act, and our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the exclusive forum provision of our bylaws. The exclusive forum provision in our bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Limitation of Liability and Indemnification of Officers and Directors

Under the TBOC, the certificate of formation of a corporation may provide that a director of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director.

Our certificate of formation provides that our directors are not liable to the Company or our shareholders for monetary damages for an act or omission in their capacity as a director to the fullest extent provided by applicable Texas law. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or our shareholders;

•	acts or omissions not in good faith that constitute a breach of duty of the director to the Company or that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s duties; and

•	acts or omissions for which the liability of the director is expressly provided by an applicable statute.

The TBOC provides that a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Section 8.105 of the TBOC provides that a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.

Our certificate of formation and bylaws also provide that we will indemnify our directors, officers and delegates (those serving at the request of the Company as a director, officer, or representative of another company) and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters, including the advancement of expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

The TBOC permits us to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. Pursuant to this authority, we maintain such insurance for the officers, employees, directors and agents of the Company and its subsidiaries.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as our transfer agent and registrar.

Listing and Trading

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TCBX.”

Non-Voting Common Stock

The description of the Non-Voting Common Stock contained in this section is qualified in its entirety by the actual terms of the Non-Voting Common Stock, as are stated in our certificate of formation. See “Where You Can Find More Information” for additional information.

Ranking

The Non-Voting Common Stock, with respect to rights upon liquidation, winding up and dissolution, ranks (i) subordinate and junior in right of payment to all other securities of the Company that, by their respective terms, are senior to the Non-Voting Common Stock or the common stock, and (ii) pari passu with the common stock.

Dividend Rights

The Non-Voting Common Stock ranks pari passu with the common stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Holders of the Non-Voting Common Stock will be entitled to receive as, when, and if declared by our board of directors, Dividends in the same per share amount as paid on the common stock. No Dividends will be payable on the common stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the common stock unless a Dividend identical to that paid on the common stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided, however, that if a stock Dividend is declared on common stock payable solely in common stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock.

Voting; Protective Provisions

The holders of Non-Voting Common Stock do not have any voting rights, except as may otherwise be permitted for securities that are Nonvoting Securities, as set forth in 12 C.F.R. § 225.2(q)(2), or any successor provision. So long as any shares of Non-Voting Common Stock are issued and outstanding, we will not, without obtaining the approval of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock.

Redemption and Repurchase

Except to the extent a liquidation of the Company may be deemed to be a redemption, the Non-Voting Common Stock is not redeemable at the option of the Company or any holder of Non-Voting Common Stock at any time. However, in the event that we offer to repurchase shares of common stock, we must offer to repurchase shares of the Non-Voting Common Stock pro rata based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such repurchase.

Reorganization, Mergers, Consolidations or Sales of Assets

If at any time or from time to time there will be a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6 of Article VI, Paragraph D of our certificate of formation) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Company, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of common stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock), provided, however, that the Company shall exercise commercially reasonable efforts to provide that such stock, securities, or property shall be in a form and manner that satisfies the regulatory requirements of the holder of the Non-Voting Common Stock, including with respect to the voting rights thereof.

Conversion

Optional Conversion. Subject to the Regulatory Cap and the Total Equity Limitation (each as defined below), a holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Company shall convert, shares of Non-Voting Common Stock into shares of common stock at any time or from time to time; provided that this right to convert will not be available to a transferee of shares of Non-Voting Common Stock with respect to a transfer other than a Permitted Regulatory Transfer (as defined below). In any such conversion, each share of Non-Voting Common Stock will convert initially into one share of common stock, subject to adjustment as described below.

Automatic Conversion. On the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permitted Regulatory Transfer, each such share of Non-Voting Common Stock will automatically convert into one share of common stock, without any further action on the part of any holder, subject to adjustment as described below.

Adjustment. If we at any time or from time to time (i) effect a division of our common stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a Dividend in common stock or in any right to acquire the common stock), or (ii) combine or consolidate the outstanding shares of our common stock, by reclassification, reverse stock split or otherwise, into a lesser number of shares of common stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In addition, if the common stock is changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares addressed above), (a) the conversion ratio then in effect will, effective upon such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the shares of common stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (I) the number of shares of such other class or classes of stock that a holder of a share of the common stock would be entitled to receive in such transaction and (II) the number of shares of the common stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (b) the Dividend and liquidation distribution rights with respect to such share of Non-Voting Common Stock will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to receive a Dividend and liquidation distribution right, in lieu of with respect to the number of shares of common stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of common stock would be entitled to receive in such transaction and (ii) the number of shares of common stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

Term

The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Article VI, Paragraph D, Section 5 of our certificate of formation.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation, the applicable certificate of designation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement, and our bylaws, each of which we will make available upon request. See “Where You Can Find More Information” for additional information.

General

Our certificate of formation authorizes us to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, of which 69,400 shares are designated as Series A Preferred Stock and 69,400 shares are designated as Series B Preferred Stock. As of April 14, 2025, 69,400 shares of our Series A Preferred Stock were issued and outstanding and no shares of our Series B Preferred Stock were issued and outstanding.

Our certificate of formation permits us to issue one or more series of preferred stock and authorizes our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, common shareholders should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Terms of the Preferred Stock That We May Offer

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

•	the title of the series being offered and the price per share at which the shares are being offered to the public;

•	the number of shares of the series;

•	the liquidation preference per share of the series;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any, for the shares;

•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

•	any listing of the shares of preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

•	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of our affairs;

•

any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions pertaining to the series.

Ranking

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.

Distributions on any series of preferred stock may be cumulative or non-cumulative.

If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

•

if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.

Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon our winding up or termination.

Liquidation Preference

Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon our winding up or termination, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a winding up or termination.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the relevant section of the certificate of designation establishing such series; and

•	as required by applicable law.

Conversion Rights

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Transfer Agent and Registrar

Unless otherwise provided in the applicable prospectus supplement, Continental Stock Transfer & Trust Company will serve as our transfer agent and registrar for any preferred stock we might issue.

Series A Preferred Stock

The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in our certificate of formation. See “Where You Can Find More Information” for additional information.

Ranking

The Series A Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, ranks (i) on a parity with each other class or series of preferred stock established after the issuance date of the Series A Preferred Stock by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company, and (ii) senior to the common stock and each other class or series of capital stock outstanding or established after the issuance date of the Series A Preferred Stock by the Company, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividend Rights

Holders of the Series A Preferred Stock are entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by our board of directors, but only out of funds legally available therefor, non-cumulative dividends on each January 15, April 15, July 15 and October 15, beginning on the first such date following the issuance date of the Series A Preferred Stock by the Company, at a rate per annum equal to 6.75% of the $1,000 liquidation preference of each such share. Our ability to pay dividends on our common stock or any securities ranking junior to the Series A Preferred Stock is limited by the Certificate of Designation, Preferences and Rights of Series A Convertible Non-Cumulative Preferred Stock of Third Coast Bancshares, Inc., filed with the Texas Secretary of State on September 30, 2022 (the “Series A Certificate of Designation”) for any dividend period if dividends are not declared and paid in full on the Series A Preferred Stock.

Voting; Protective Provisions

Holders of Series A Preferred Stock have no voting rights except as may be required by law; provided, however that the holders of the Series A Preferred Stock, voting as a single class, must approve by a majority of the shares of Series A Preferred Stock at the time outstanding, (i) any amendment, alteration or repeal of any provision of our certificate of formation, including the Series A Certificate of Designation, that would alter or change the preferences, limitations, voting powers, or relative rights of the holders of the Series A Preferred Stock so as to affect them significantly and adversely and (ii) any amendment or alteration of our certificate of formation, including the Series A Certificate of Designation, to authorize, create or increase, or to obligate the Company to authorize, issue or increase, the authorized amount of any securities ranking senior to the Series A Preferred Stock.

Redemption

We may redeem, in whole or in part, the shares of Series A Preferred Stock at the time outstanding at any time, subject to regulatory approval, following the fifth anniversary of the issuance date of the Series A Preferred Stock (the “Optional Redemption Date”); provided, however, that we shall not be permitted to redeem unless the closing price of our common stock is greater than 120% of the conversion price of $22.50 per share (without taking into account any downward adjustment thereto in accordance with the terms of the Series A Certificate of Designation) for any 20 trading days within a period of 30 consecutive trading days. The redemption price for shares of Series A Preferred Stock redeemed pursuant to the preceding sentence shall be equal to $1,000 per share, plus any declared and unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends, to but excluding the date of redemption. In addition and notwithstanding the above, we may redeem in whole but not in part, the shares of Series A Preferred Stock at the time outstanding at any time if the Series A Preferred Stock ceases to constitute Additional Tier 1 capital for purposes of capital adequacy regulations of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.

Reorganization, Mergers, Consolidations or Sales of Assets

Upon the consummation of certain mergers, consolidations, sales or reorganizations, each share of Series A Preferred Stock outstanding immediately prior to such event shall become at the effective time of such event the right to receive, at the election of the holder of Series A Preferred Stock, (A) the kind of securities, cash and other property receivable in such event by the holder of the Series A Preferred Stock with respect to that number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible assuming that on the date such option is exercised the applicable regulatory approval has been obtained and remains in effect, or (B) cash payable by the Company or such other person in an amount equal to the liquidation preference of the Series A Preferred Stock, in each case plus, if such event is consummated prior to the Optional Redemption Date, an amount equal to the cumulative cash dividends that would be payable by the Company from the date of the consummation of such event through the Optional Redemption Date as if the dividends on the Series A Preferred Stock were cumulative.

Conversion

Subject to the terms and conditions set forth in the Investment Agreement, dated as of September 8, 2022, by and among the Company and the several purchasers of the Series A Preferred Stock party thereto (the “Investment Agreement”) and the Series A Certificate of Designation, the Series A Preferred Stock is convertible into, (i) shares of common stock, subject to a cap with respect to each holder equal to 9.9% of the total outstanding shares of common stock (or any class of voting securities of the Company) (the “Regulatory Cap”), and once the Regulatory Cap has been reached, (ii) shares of Series B Preferred Stock, and (iii) Non-Voting Common Stock. The Regulatory Cap will be calculated in accordance with the regulations (the “Federal Reserve Regulations”) promulgated by the Federal Reserve and such calculation will include, as applicable, the ownership of any person to whom a holder of Series A Preferred Stock transfers capital stock of the Company and any person to whom such person transfers capital stock of the Company (and so on), in each case, other than transferees in a transfer of the type identified in the Federal Reserve Regulations at 12 C.F.R. § 225.9(a)(3)(ii), or any successor provision thereto (a “Permitted Regulatory Transfer”). The Series A Certificate of Designation also contains an ownership cap, with respect to an initial acquirer of Series A Preferred Stock pursuant to the Investment Agreement, all affiliates thereof, and certain direct and indirect transferees thereof, of one-third of the total equity of the Company calculated in accordance with the Federal Reserve Regulations at 12 C.F.R. § 225.34 (the “Total Equity Limitation”).

Subject to the terms and conditions set forth in the Series A Certificate of Designation, the Regulatory Cap and the Total Equity Limitation, the Series A Preferred Stock is convertible into common stock and Non-Voting Common Stock at a rate equal to its liquidation preference of $1,000 per share divided by the conversion price of $22.50. The Series A Preferred Stock that is converted into Series B Preferred Stock shall convert at a rate of one share of Series B Preferred Stock for one share of Series A Preferred Stock. The conversion price is subject to adjustment in accordance with the terms of the Series A Certificate of Designation in connection with certain customary events, including, without limitation, certain dividends, distributions, subdivisions, splits, combinations, and tender or exchange offers.

Series B Preferred Stock

The description of the Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series B Preferred Stock, as are stated in our certificate of formation. See “Where You Can Find More Information” for additional information.

Ranking

The Series B Preferred Stock, with respect to rights upon liquidation, winding up and dissolution, ranks (i) subordinate and junior in right of payment to all other securities of the Company which, by their respective terms, are senior to the Series B Preferred Stock or our common stock, and (ii) pari passu with our common stock pro rata on an as-converted basis.

Dividend Rights

The Series B Preferred Stock ranks pari passu with our common stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property on a pro rata basis with our common stock determined on an as-converted basis assuming all shares of Series B Preferred Stock had been converted pursuant to the terms of the Certificate of Designation, Preferences and Rights of Series B Convertible Perpetual Preferred Stock of Third Coast Bancshares, Inc., filed with the Texas Secretary of State on September 30, 2022 (the “Series B Certificate of Designation”) as of immediately prior to the record date of the applicable dividend or distribution.

Voting; Protective Provisions

The holders of Series B Preferred Stock do not have any voting rights, except as may be permitted for securities that are Nonvoting Securities, as set forth in 12 C.F.R. § 225.2(q)(2), or any successor provision. So long as any shares of Series B Preferred Stock are issued and outstanding, we will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of Series B Preferred Stock so as to affect them adversely, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders.

Redemption

Except to the extent a liquidation may be deemed to be a redemption, the Series B Preferred Stock is not redeemable by either the Company or by the holder.

Reorganization, Mergers, Consolidations or Sales of Assets

If at any time or from time to time there will be a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6 of the Series B Certificate of Designation) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Series B Preferred Stock will thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of common stock deliverable upon conversion of the Series B Preferred Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Series B Preferred Stock).

Conversion

Subject to the terms and conditions set forth in the Series B Certificate of Designation, the Regulatory Cap and the Total Equity Limitation, each share of Series B Preferred Stock will automatically convert into 44.44 shares of common stock on the date a holder transfers any shares of Series B Preferred Stock to a non-affiliate of the holder in a Permitted Regulatory Transfer, or may be converted by the holder, or shall be converted upon the written request of the Company, into 44.44 shares of common stock at any time or from time to time. The conversion rate is subject to adjustment in accordance with the terms of the Series B Certificate of Designation in connection with certain customary events, including, without limitation, certain combinations, divisions, reclassifications, exchanges or substitutions of the common stock.

Term

The Series B Preferred Stock shall have perpetual term unless converted in accordance with Section 5 of the Series B Certificate of Designation.

DESCRIPTION OF WARRANTS

The following description is a general summary of the terms of the warrants that we may issue. We may issue warrants for the purchase of common stock, preferred stock or debt securities and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

You should refer to the prospectus supplement relating to the warrants being offered for sale for the specific terms of the warrants, including:

•	title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

•	the purchase price for each security purchasable on exercise of the warrants;

•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	the periods during which and places at which such warrants are exercisable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any anti-dilution protection provisions;

•	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

•	the terms of any right that we may have to redeem or call the warrants;

•	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	the name and address of the warrant agent, if any;

•	whether the warrants will be issued in certificated or book-entry form; and

•	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description is a general summary of the terms of the subscription rights that we may issue. We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds, and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. We refer to the senior indenture and the subordinated indenture together as the “indentures.” You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indentures and certificates evidencing the applicable debt securities. The specific terms of the applicable indentures and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indentures or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “ —Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•

the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

•	the maturity date or dates;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	the date of the debt securities if other than the date of the original issuance;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

•	the date or dates on which the principal of the debt securities of such series is payable;

•

the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

•

our obligation, if any, to redeem or purchase the debt securities of such series, at our option or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities will be issuable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if other than U.S. currency, the currency, currencies, or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

•

if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

•

if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

•

whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any interest rate calculation agents, exchange rate calculation agents, or other agents for the debt securities, if other than the trustee;

•

whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

•

any provisions relating to the extension of maturity of, or the renewal of, the debt securities, or the conversion of the debt securities into our common stock or preferred stock or other securities issued by us;

•

any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•	any sinking fund or similar provisions applicable to the securities;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;

•

any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours;

•	if other than the trustee, the identity of the registrar and/or paying agent; and

•	any other specific terms of such debt securities.

However, no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and any modification or deletion of the rights, duties or immunities of an indenture trustee will have been consented to in writing by the trustee.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all our other unsecured and unsubordinated debt, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of our senior indebtedness, as more fully described in the applicable prospectus supplement.

Under the subordinated indenture, senior indebtedness means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt was outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed:

•

our indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements;

•

all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the seven clauses above.

However, senior indebtedness excludes:

•

any indebtedness, obligation or liability referred to in the eight clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, including subordinated debt securities of one or more series;

•

any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities issued pursuant to the subordinated indenture and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

In the event of any insolvency, bankruptcy, receivership or similar proceedings, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, interest, and any premium in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates, or global securities, that will be deposited with a depositary that we will identify in a prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture will provide that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, unless the applicable indenture provides otherwise, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture; or

•

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, unless the applicable indenture provides otherwise, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to permit or facilitate the issuance of securities in uncertificated or global form, so long as such action does not adversely affect the interest of the applicable holders;

•	to establish the form or terms of securities of any series;

•	to add to the events of default;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion or exchange rights of the holders of the securities in certain events;

•

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

•	to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the applicable holders;

•

to supplement to the extent necessary to permit or facilitate any legal defeasance, covenant defeasance or satisfaction and discharge that does not adversely affect the interests of the applicable holders;

•

to amend, supplement, or eliminate any provision so long as such amendment, supplement, or elimination does not apply to securities outstanding at the date of such supplemental indenture that are entitled to the benefits of such provision;

•

in the case of securities that are convertible or exchangeable into common stock, to safeguard or provide for conversion or exchange in the event of a reclassification or other change in the outstanding shares of common stock, or the merger, consolidation, or transfer of all or substantially all of our properties or assets;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the issue, authentication, and delivery of securities;

•	to conform any provision of any indenture to the Trust Indenture Act; or

•	to make any other change that does not adversely affect the interests of the applicable holders.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture, any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, shall be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•

the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following constitute “events of default” under the indentures:

•	failure to pay principal of, or any premium on, if any, the debt securities when due;

•	failure to pay any interest or any additional amounts on the debt securities when due, and continuance of such default for 30 days;

•

failure to perform any of our other covenants or warranties in the applicable indenture or debt security (other than a covenant or warranty included in that indenture solely for the benefit of a different series of debt securities), which has continued for 90 days after written notice as provided in the indenture;

•	certain events relating to a bankruptcy, insolvency or reorganization proceeding; and

•	any other event of default regarding that series of debt securities.

Upon an event of default relating to a bankruptcy, insolvency, or reorganization proceeding, the principal amount of the applicable series of debt securities shall be automatically accelerated. Upon any other event of default, unless the supplemental indenture provides otherwise, either the trustee or holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to events of default and the ability to accelerate.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000, otherwise satisfy the requirements of the Trust Indenture Act, and not be us or any person directly or indirectly controlled or controlled by or under common control with us.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Book Entry Issuance

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by Depository Trust Company, or DTC, in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, any trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of the procedures may change or be discontinued at any time.

Depository Trust Company

DTC has advised us of the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

DESCRIPTION OF DEPOSITARY SHARES

The following description is a general summary of the terms of the depositary shares that we may issue. We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our certificate of formation and the certificate of designation relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of our preferred stock; and

•	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following description is a general summary of the terms of the purchase contracts and purchase units that we may issue. We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

•	a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

•	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of the material U.S. federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may sell the offered securities directly to purchasers, through agents, through dealers, through underwriters, or through a combination of any of these methods of sale. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents; the initial offering price of the offered securities to the public and the proceeds to us from the sale; any underwriting discounts, commissions and other items constituting underwriters’ compensation; any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents; and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing securityholders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales through Underwriters, Dealers or Agents; Direct Sales

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us who may be deemed to be an “underwriter,” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of the securities offered under this prospectus, other than our common stock, will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities or the common stock sold by the selling shareholder. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas, and for any applicable underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses that we expect to incur in connection with the sale and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC registration fee		$22,965
Printing fees and expenses	$	*
Legal fees and expenses	$	*
Accounting expenses	$	*
Trustee and depositary fees and expenses	$	*
Blue sky fees and expenses	$	*
Rating agency fees	$	*
Listing fees and expenses	$	*
Miscellaneous expenses	$	*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be calculated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith, reasonably believed, in the case of conduct in the person’s official capacity as a director, that the person’s conduct was in the best interests of the corporation and, in all other cases, that the person’s conduct was not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. The TBOC further permits a corporation to eliminate in its charter all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. The Company’s first amended and restated certificate of formation, as amended, provides that its directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director, except that there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

Section 8.104 of the TBOC provides that the corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors.

Further, the Company’s first amended and restated certificate of formation, as amended, and first amended and restated bylaws provide that the Company must indemnify its directors and officers to the fullest extent authorized by law. The Company is also expressly required to advance certain expenses to its directors and officers. The Company may also purchase insurance on behalf of an existing or former officer, employee, director or agent against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. The Company believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law, including but not limited to, indemnification against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with a proceeding in which the officer or director is involved by reason of his or her relation to the Company. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee except where such indemnification is prohibited by applicable law, subject to reimbursement to the Company in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, the Company’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Reference is made to Item 17 below for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	First Amended and Restated Certificate of Formation of Third Coast Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed with the SEC on October 15, 2021)

Exhibit Number	Description

4.2	First Amended and Restated Bylaws of Third Coast Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 filed with the SEC on October 15, 2021)

4.3	Certificate of Designation, Preferences and Rights of Series A Convertible Non-Cumulative Preferred Stock of Third Coast Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2022)

4.4	Certificate of Designation, Preferences and Rights of Series B Convertible Perpetual Preferred Stock of Third Coast Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2022)

4.5	Certificate of Amendment to Certificate of Formation of Third Coast Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023)

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed with the SEC on October 15, 2021)

4.7	Indenture, dated as of March 31, 2022, by and between Third Coast Bancshares, Inc. and UMB Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2022)

4.8	Form of 5.500% Fixed-to-Floating Rate Subordinated Note due 2032 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2022)

4.9	Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2022)

4.10	Specimen Preferred Stock Certificate*

4.11	Form of Certificate of Designation for Series of Preferred Stock*

4.12	Form of Warrant Agreement and Certificate*

4.13	Form of Subscription Rights (including form of Subscription Rights Certificate)*

4.14	Form of Indenture for Senior Debt Securities

4.15	Form of Indenture for Subordinated Debt Securities

4.16	Form of Senior Debt Security*

4.17	Form of Subordinated Debt Security*

4.18	Form of Purchase Contract Agreement*

4.19	Form of Unit Agreement and Unit Certificate*

5.1	Opinion of Norton Rose Fulbright US LLP

10.1	Form of Investment Agreement, dated September 8, 2022, by and among Third Coast Bancshares, Inc. and the several purchasers thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2022)#

10.2	Form of Letter Agreement, dated September 30, 2022, by and among Third Coast Bancshares, Inc. and the several purchasers thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2022)

23.1	Consent of Whitley Penn LLP

23.2	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Debt Indenture**

25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Indenture**

107	Filing Fee Table

*

To be subsequently filed, if necessary, by an amendment to the registration statement or by a Current Report on Form 8-K and incorporated by reference in connection with the offering of securities registered hereunder.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
#

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Humble, State of Texas, on April 18, 2025.

THIRD COAST BANCSHARES, INC.

By:	/s/ Bart O. Caraway
Name:	Bart O. Caraway
Title:	Chairman, President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Third Coast Bancshares, Inc. hereby constitutes and appoints Bart O. Caraway and R. John McWhorter, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Bart O. Caraway	Chairman, President and Chief Executive Officer	April 18, 2025
	Bart O. Caraway	(Principal Executive Officer)

By:	/s/ R. John McWhorter	Chief Financial Officer	April 18, 2025
	R. John McWhorter	(Principal Financial and Accounting Officer)

By:	/s/ Carolyn Bailey	Director	April 18, 2025
Carolyn Bailey

By:	/s/ Martin Basaldua	Director	April 18, 2025
Martin Basaldua

By:	/s/ Dennis Bonnen	Director	April 18, 2025
Dennis Bonnen

Signature		Title	Date

By:	/s/ W. Donald Brunson	Director	April 18, 2025
W. Donald Brunson

By:	/s/ Troy A. Glander	Director	April 18, 2025
Troy A. Glander

By:	/s/ Shelton J. McDonald	Director	April 18, 2025
Shelton J. McDonald

By:	/s/ David Phelps	Director	April 18, 2025
David Phelps

By:	/s/ Tony Scavuzzo	Director	April 18, 2025
Tony Scavuzzo

By:	/s/ Joseph L. Stunja	Director	April 18, 2025
Joseph L. Stunja

By:	/s/ Reagan Swinbank	Director	April 18, 2025
Reagan Swinbank